EXHIBIT 5.2

Harbour Centre 42 North Church Street PO Box 1348 George Town Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647 mourantozannes.com

China Growth Equity Investment Ltd. c/o Mourant Ozannes Corporate Services (Cayman) Limited Harbour Centre 42 North Church Street P.O. Box 1348 Grand Cayman KY1-1108 Cayman Islands

__ April 2011

Our ref:	3000623/LOMAN/MdFJ/3314376/1

Dear Sirs,

Re: China Growth Equity Investment Ltd. (the "Company")

We have acted as Cayman Islands legal counsel to the Company in connection with the initial public offering (the "IPO") of (i) 6,000,000 units (the "Units"), with each Unit consisting of one ordinary share, par value US$0.001 per share  ("Share"), and one redeemable warrant to purchase one Share ("Warrant") to the underwriters for whom Deutsche Bank Securities Inc. is acting as representative (collectively, the "Underwriters"), (ii) up to 900,000 Units (the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, and (iii) all Shares and all Warrants issued as part of the Units and Over-Allotment Units as described in the prospectus contained in the Company's registration statement on Form S-1, as amended to date (the "Registration Statement") originally filed by the Company under the United States Securities Act 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") on or about 6 April, 2011.

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1. We have not been instructed to undertake, and have not undertaken, any other enquiry or due diligence in relation to the subject of this opinion.

This opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualification set out in Schedule 3, we advise you that in our opinion under the laws of the Cayman Islands:

1.	The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

1

2.
When issued and paid for as contemplated by the Registration Statement, all Units, all Over-Allotment Units, all Shares to be issued under the Units, on exercise of the Warrants included in the Units and under the Over-Allotment Units as described in the Prospectus will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Units by the Company. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement   under the caption "Legal Matters".  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully,

/s/ Mourant Ozannes

Mourant Ozannes

SCHEDULE 1

List of Documents Examined

For the purposes of giving this opinion, we have examined the following documents:

(i)	the Registration Statement;

(ii)	the prospectus (the "Prospectus") contained in the Registration Statement;

(iii)	drafts of the unit certificates constituting the Units and the Over-Allotment Units;

(iv)
the Certificate of Incorporation dated 18 January 2010, the amended and restated Memorandum and Articles of Association as registered with the Registrar of Companies of the Cayman Islands on 18 February 2010, the amended and restated Memorandum and Articles of Association to be adopted effective immediately prior to consummation of the IPO and the Register of Directors and Officers of the Company;

(v)	a Certificate of Good Standing in respect of the Company dated __ April 2011 issued by the Registrar of Companies of the Cayman Islands;

(vi)	a certificate from a Director of the Company dated __ April 2011 a copy of which is annexed hereto (the "Director’s Certificate");

(vii)	a copy of resolutions of the Directors of the Company dated __ April 2011 (the "Directors' Resolutions"); and

(viii)	a copy of resolutions of the Shareholders of the Company dated __ April 2011 (the "Shareholders' Resolutions").

SCHEDULE 2

Assumptions

For the purpose of rendering this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate. We have also relied upon the following assumptions, which we have not independently verified:

(i)	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would have any implication in relation to the opinions expressed herein.

(ii)
The originals of all documents examined in connection with this opinion are authentic, all signatures, initials and seals are genuine, all such documents purporting to be sealed have been so sealed, all copies are complete and conform to their originals.

(iii)	All factual representations made in the Registration Statement and other documents reviewed by us are accurate and complete.

(iv)	The meeting of the board of directors at which the Resolutions were duly adopted was called and held in accordance with the Articles of Association of the Company.

(v)	Upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

SCHEDULE 3

QUALIFICATIONS

This opinion is given subject to the following qualification:

(i)	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies of the Cayman Islands.

ANNEXURE – DIRECTOR'S CERTIFICATE

China Growth Equity Investment Ltd.
c/o Mourant Ozannes Corporate Services (Cayman) Limited
Harbour Centre
42 North Church Street
P.O. Box 1348
Grand Cayman KY1-1108
Cayman Islands

__ April 2011

To:	Mourant Ozannes
Harbour Centre
42 North Church Street
P.O. Box 1348
Grand Cayman KY1-1108
Cayman Islands

Dear Sirs,

Re: China Growth Equity Investment Ltd. (the "Company")

I, [  ], being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1.	The Memorandum of Association and the Amended and Restated Articles of Association of the Company as adopted or registered on [date] 2011 remain in full force and effect and are unamended.

2.
[The minutes of the meeting of the board of directors held on [date] 2011 (the "Meeting") are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association.]/[The written resolutions (the "Resolutions") of the board of directors dated [date] 2011 were signed by all the directors in the manner prescribed in the Articles of Association of the Company.]

3.	The shareholders of the Company have not restricted or limited the powers of the directors in any way.

4.	The [resolutions set forth in the minutes of the Meeting/Resolutions] were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

5.	The directors of the Company at the date of [the Meeting/Resolutions] and at the date hereof were and are as follows: [ ].

6.
To the best of my knowledge and belief having made due inquiry: (i) the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction; (ii) neither the directors nor the shareholders of the Company have taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company; and (iii) no receiver been appointed over any of the Company's property or assets.

7.	All material information has been disclosed by the Company to you for the purposes of the Opinion.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally in writing to the contrary.

Signature:
Name:
Director